Exhibit 10.1

FORM OF
[20__-20__] PERFORMANCE-BASED RESTRICTED SHARE AGREEMENT
UNDER THE FIRST POTOMAC REALTY TRUST
2009 EQUITY COMPENSATION PLAN

This [20__-20__] Performance-Based Restricted Share Agreement (the “Agreement”) is made as of the ___ day of ________, 20__ (the “Date of Grant”), by and between First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), and _______________ (the “Recipient”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the First Potomac Realty Trust 2009 Equity Compensation Plan, as it may be hereafter amended (the “Plan”).

1.    Grant of Performance Shares. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Recipient a performance-based restricted share award of ________ Common Shares (the “Performance Shares”). Such number of Performance Shares is referred to hereinafter as the “Target Award”. Except as otherwise provided herein [or in the Recipient’s Employment Agreement (as defined below)]*, the Recipient’s interest in the Performance Shares is forfeitable and will only become fully vested, transferable and nonforfeitable to the extent the Performance Criteria (as defined below) and other terms and conditions set forth in this Agreement are satisfied.

2.    Calculation of Earned Shares; Vesting.

(a)    The actual number of Performance Shares earned by the Recipient (the “Earned Shares”) shall be determined following the end of the performance period that commences on ____________, 20__ and ends on ____________, 20__ (the “Performance Period”) based upon the achievement of the performance hurdles (the “Performance Criteria”) and in accordance with the vesting percentages set forth in Exhibit A attached hereto. The number of Earned Shares may be up to one hundred fifty percent (150%) of the Target Award, based upon the achievement of the Performance Criteria as set forth in Exhibit A attached hereto.

(b)    As soon as practicable following the end of the Performance Period, but in no event later than ____________, 20__, the Compensation Committee of the Board of Trustees of the Company (the “Committee”) shall determine the Company’s level of achievement with respect to the Performance Criteria and the percentage of the Target Award earned pursuant to the criteria set forth on Exhibit A attached hereto and, therefore, the number of the Recipient’s Earned Shares, if any, with respect to the Performance Period. Except as otherwise set forth herein [or in the Recipient’s Employment Agreement]*, following the Committee’s determination, Performance Shares granted herein that have not become Earned Shares, and any rights to dividends and distributions provided in Section 5 herein on such Performance Shares that have not become Earned Shares, shall be immediately forfeited without payment of any consideration by the Company or any of its Affiliates, and neither the Recipient nor any of his or her successors, heirs, assigns or personal representatives shall thereafter have any further interests in such forfeited Performance Shares or related dividend and distribution rights.

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* For Recipients with employment agreements.

(c)    Except as otherwise provided in Sections 3 and/or 4 herein, fifty percent (50%) of the Earned Shares, rounded down to the nearest whole Earned Share, shall become fully vested, transferable and nonforfeitable on ____________, 20__ (the “First Vesting Date”), and the remainder of the Earned Shares shall become fully vested, transferable and nonforfeitable on ____________, 20__ (the “Second Vesting Date”). Notwithstanding the foregoing, except as provided in Section 3 and/or 4 herein, the Earned Shares shall not become fully vested, transferable and nonforfeitable unless the Recipient continues to be employed by the Company or an Affiliate through the applicable vesting date.

3.    Change of Control. Except as otherwise provided in this Section 3, the provisions of the Plan applicable to a Change of Control shall apply to the Performance Shares and the Earned Shares. In the event a Change of Control occurs during the Performance Period, (i) the number of Performance Shares that would become Earned Shares pursuant to the computation described in Section 2(a) herein shall be determined as if the Performance Period ended as of the day immediately prior to the Control Change Date and shall be earned and shall become fully vested, transferable and nonforfeitable as of the Control Change Date, provided that the number of Performance Shares determined in accordance with the foregoing clause shall not be less than one hundred percent (100%) of the Target Award and (ii) the related dividends and distributions (as set forth in Section 5 herein) on the Performance Shares that vest in accordance with clause (i) above shall become fully vested, transferable and nonforfeitable and shall be settled in accordance with the terms of Section 5 herein. In the event a Change of Control occurs after the Performance Period, (x) any unvested Earned Shares shall become fully vested, transferable and nonforfeitable as of the Control Change Date and (y) the related dividends and distributions on the unvested Earned Shares as set forth in Section 5 herein shall become fully vested, transferable and nonforfeitable and shall be settled in accordance with the terms of Section 5 herein.

4.    Termination of Employment.

[Officers without Employment Agreements: Except as otherwise specifically provided in any employment agreement between the Recipient and the Company or an Affiliate or in any other current or future plan, policy or program of the Company or an Affiliate, in the event the Recipient ceases to be employed by the Company for any reason prior to the expiration of the Restricted Period (as defined below), (i) any unvested Performance Shares (and any related dividends and distributions provided in Section 5 herein on such unvested Performance Shares), and (ii) any unvested Earned Shares (and any Distributed Shares (as defined below) as provided in Section 5 herein on such unvested Earned Shares) shall be forfeited to the Company without payment of any consideration by the Company or any of its Affiliates, and neither the Recipient or any of his or her successors, heirs, assigns or personal representatives shall thereafter have any future rights or interests in such Performance Shares, Earned Shares or related dividends or distributions on such shares.]

[Executives who currently have Employment Agreements: The terms of the Recipient’s Employment Agreement, entered into as of January 13, 2016, by and between the Company, First Potomac Realty Investment Limited Partnership and the Recipient, as it may be amended, restated or replaced by mutual agreement of the parties thereto (the “Employment Agreement”) shall govern the effect of the Recipient’s termination of employment on Performance Shares and Earned Shares, provided that, for the avoidance of doubt, (i) in the event a termination of employment entitling the Recipient to accelerated vesting (including in the event of a termination without cause or for good reason, and a termination on account of death or disability, as such terms are defined in the Employment Agreement) occurs during the Performance Period, one hundred percent (100%) of the Target Award shall become fully vested, transferable and nonforfeitable as of such termination, and the related dividends and distributions as set forth in Section 5 herein shall become fully vested, transferable and nonforfeitable and shall be settled in accordance with the terms of Section 5 herein, and (ii) in the event a termination of employment entitling the Recipient to accelerated vesting (including in the event of a termination without cause or for good reason, and a termination on account of death or disability, as such terms are defined in the Employment Agreement) occurs after the Performance Period, one hundred percent (100%) of the Earned Shares shall become fully vested, transferable and nonforfeitable as of such termination, and the related dividends and distributions as set forth in Section 5 herein shall become fully vested, transferable and nonforfeitable and shall be settled in accordance with the terms of Section 5 herein. The Recipient’s Performance Shares and Earned Shares shall also be subject to any additional accelerated vesting provisions as specifically set forth in any other current or future plan, policy or program of the Company or an Affiliate.] *

5.    Shareholder Rights.

(a)     The period beginning on the Date of Grant during which the Recipient’s interest in any Performance Shares or Earned Shares remains forfeitable, including the period following the expiration of the Performance Period and before the Second Vesting Date, is the “Restricted Period” for such Performance Shares and Earned Shares.  Except as otherwise provided in this Section 5, during the Restricted Period with respect to Performance Shares and Earned Shares, the Recipient shall have all the rights of a shareholder of the Company with respect to the Performance Shares and Earned Shares, including but not limited to the right to (i) vote any Performance Shares and Earned Shares of which the Recipient is the record owner on the record date for such vote and (ii) receive any and all dividends or other distributions paid with respect to the Performance Shares and Earned Shares of which the Recipient is the record owner on the record date for such dividend or other distribution, subject to the limitations set forth in paragraphs (b) and (c) hereof.

(b)    During the Restricted Period with respect to Performance Shares and Earned Shares, any Common Shares distributed with respect to a Performance Share or Earned Share (the “Distributed Shares”), including without limitation a distribution of Common Shares by reason of a share dividend, share split or otherwise, or a distribution of other securities with respect to a Performance Share or Earned Share, shall be subject to the restrictions of this Agreement and the Plan in the same manner and for so long as the Performance Share or Earned Share remains subject to such restrictions, and shall become fully vested, transferable and nonforfeitable if and when the Performance Share or Earned Share becomes fully vested, transferable and nonforfeitable, and shall promptly be forfeited if and when the Performance Share or Earned Share is forfeited. To the extent that the Recipient becomes entitled to receive a number of Common Shares in excess of the Target Award pursuant to Section 2 or 3 of this Agreement, the Recipient shall also become entitled to receive such number of Distributed Shares, if any, distributed with respect to each such Common Share in excess of the Target Award from the Date of Grant, and any such additional Distributed Shares shall be subject to the immediately preceding sentence.

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* For Recipients with employment agreements.

(c)    Prior to the First Vesting Date, the Recipient shall not receive any cash dividends or other cash distributions paid with respect to the Performance Shares, Earned Shares or, if any, Distributed Shares. Notwithstanding the foregoing, within thirty (30) days following the earliest of (i) the First Vesting Date, (ii) the Control Change Date, [(iii) termination of employment during the Performance Period entitling the Recipient to accelerated vesting as set forth in the Recipient’s Employment Agreement,]* or [(iii)][(iv)]* the date on which the Performance Shares become subject to any additional accelerated vesting provisions as specifically set forth in any other current or future plan, policy or program of the Company or an Affiliate (such date, the “Applicable Vesting Date”), the Recipient shall receive a cash payment (subject to all applicable tax withholdings) equal to the sum of (A) all cash dividends and other cash distributions paid from the Date of Grant to the Applicable Vesting Date with respect to the total number of Earned Shares earned for the Performance Period or, in the case of a Change of Control or accelerated vesting pursuant to [a termination of employment during the Performance Period entitling the Recipient to accelerated vesting as set forth in the Recipient’s Employment Agreement or]* a plan, policy or program of the Company or an Affiliate, with respect to the number of Common Shares determined in accordance with Section 3 [or 4]* of this Agreement or such plan, policy or program, and (B) all cash dividends and distributions, if any, paid from the date on which the Distributed Shares were distributed to the Applicable Vesting Date with respect to the total number of Distributed Shares that become fully vested, transferable and nonforfeitable as of the Applicable Vesting Date, in each case without adjustment for interest. Following the First Vesting Date and until the Second Vesting Date, the Recipient shall receive any and all cash dividends or other cash distributions paid with respect to the then-unvested Earned Shares of which the Recipient is the record owner on the record date for such cash dividend or other cash distribution within thirty (30) days of the date such cash dividends and cash distributions are paid to other shareholders of the Company generally.

6. Miscellaneous.

(a)    Entire Agreement. [The Recipient’s Employment Agreement,]* this Agreement and the Plan contain the entire understanding and agreement of the Company and the Recipient concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.

(b)    Conflicting Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Recipient confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof. [Notwithstanding anything in this Section 6(b) to the contrary, the provisions of the Recipient’s Employment Agreement shall supersede any provisions of the Plan and this Agreement.]*

_____________________________

* For Recipients with employment agreements.

(c)    No Guarantee of Continued Service. The Recipient acknowledges and agrees that nothing herein shall be deemed to create any implication concerning the adequacy of the Recipient's services to the Company or any of its subsidiaries or shall be construed as an agreement by the Company or any of its subsidiaries, express or implied, to employ the Recipient or contract for the Recipient's services, to restrict the right of the Company or any of its subsidiaries to discharge the Recipient or cease contracting for the Recipient's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services that may exist between the Recipient and the Company or any of its subsidiaries.

(d)    Clawback. This Award is subject to any Company “clawback” or recoupment policy currently in effect or as may be adopted by the Board of Trustees of the Company pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law requiring the Company to implement a policy to recover excess incentive compensation paid to employees and/or executive officers in accordance with the terms of such policy, as applicable.

(e)    Assignment and Transfer. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Recipient under this Agreement may not be sold, assigned, encumbered, pledged, or otherwise transferred except in the event of the death of the Recipient, by will or by the laws of descent and distribution. In the event of any attempt by the Recipient to sell, assign, encumber, pledge or otherwise transfer its rights and interests hereunder, except as provided in this Agreement [or in the Recipient’s Employment Agreement]*, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Performance Shares and unvested Earned Shares by notice to the Recipient, and the Performance Shares and unvested Earned Shares and all rights hereunder shall thereupon become null and void. The obligations, rights and protections of the Company hereunder shall extend to any successors or assigns of the Company.

(f)    Withholding of Taxes. Upon a portion or all of the Performance Shares and Earned Shares becoming unrestricted, the Recipient may elect to satisfy the Company’s tax withholding obligations by having shares withheld up to an amount that does not exceed the Recipient’s minimum applicable withholding tax for federal (including FICA), state and local liabilities, provided that, following the Company’s adoption of Accounting Standards Update 2016-09, and to the extent permitted by the Company, the Recipient may elect to have shares withheld up to an amount equal to the maximum statutory rate applicable to the Recipient.

(g)     Waiver. The failure of the Recipient or the Company to insist upon strict compliance with any provision of this Agreement or the Plan [or the Recipient’s Employment Agreement]*, or to assert any right the Recipient or the Company, respectively, may have under this Agreement or the Plan [or the Recipient’s Employment Agreement]*, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan [or the Recipient’s Employment Agreement]*.

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* For Recipients with employment agreements.

(h)    Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

(i)    Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Recipient will be deemed an original and all of which together will be deemed the same agreement.

(j)    Notices. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Secretary at the headquarters of the Company, and any notice to the Recipient shall be addressed to the Recipient at the current address shown on the payroll of the Company, or such other address as the Recipient may designate to the Company in writing pursuant to the procedures of this Section 6(j). Any notice shall be given by personal delivery, by first class U.S. Mail, or by facsimile.

    (k)    Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

(l)    Consent to Electronic Signature and Delivery of Documents. All references to signatures in this Agreement may be satisfied by procedures the Company has established for an electronic signature system for acceptance of this Agreement.  The parties’ electronic signature is the same as, and shall have the same force and effect as, a manual signature. The Recipient agrees that the Company may deliver by email all documents relating to the Plan or the Performance Shares and Earned Shares (including without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Recipient also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third-party under contract with the Company. If the Company posts these documents on a website, it shall notify the Recipient by email.

(m)    Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Maryland without giving effect to the choice of law principles thereof.

(n)    Six-Month Delayed Payment. Notwithstanding anything in this Agreement to the contrary, the Company shall delay issuance of distribution or dividend amounts to the Recipient for a period of six months following the Recipient’s termination of employment to the extent any payment pursuant to this Agreement is considered a “deferred compensation” payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and such delayed payment is required to avoid excise taxes pursuant to Code Section 409A(a)(2)(B) because the Recipient is a “specified employee” as defined therein.

(o)     83(b) Elections. The Recipient may not make a Code Section 83(b) election with respect to the Performance Shares and in the event of any such election the Performance Shares shall be immediately forfeited without payment of any consideration by the Company or any of its Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Grant first written above.

FIRST POTOMAC REALTY TRUST:
By:

RECIPIENT:

[Name]

EXHIBIT A
PERFORMANCE CRITERIA FOR PERFORMANCE SHARE AWARD

[The Performance Shares will vest based on the achievement of the Performance Criteria to be established, tailored, and set forth herein as of the Date of Grant by the Committee based on one or more performance goals under the Plan and consistent with the terms of the Plan.]